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STATE STREET CORPORATION

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DAVID ALLEN SMITH

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Editorial Contact: FOR IMMEDIATE RELEASE	David A. Smith 6300 Stevenson Avenue, #413 Alexandria, VA 22304 703-717-6299 corpgovactivist@gmail.com

State Street Shareholders' Privacy Violated by
Bush Administration and State Street Officials:

Gay State Street Whistleblower, Jailed for Airing Corporate Governance Concerns
at 2006 Annual Meeting, Also Blew Whistle on Halliburton/KBR in
Record-Setting Foreign Corrupt Practices Act Case

Urges Congress and White House to Inquire into
Whistleblower Pretexting, Sneak and Peek Warrants

Supreme Court Brief Filed Seeking Direct Review:
Cites Safety Concerns for Self, Partner, Families

ALEXANDRIA, VIRGINIA, May 19, 2009 --- David A. Smith, a State Street shareholder, today called upon Congress to hold hearings into Bush Administration privacy violations aimed at American citizens who, like him, blew the whistle on corrupt practices at companies connected to the prior Administration.

Mr. Smith blew the whistle on State Street, headed by the high school chum of former White House Chief of Staff Andrew H. Card. He also blew the whistle on Halliburton/KBR, once headed by former Vice President and Secretary of Defense Richard B. Cheney.

Mr. Smith's partner, Patrick A. Jorstad, flies to Boston today to present a shareholder proposal at tomorrow's meeting. Due to concerns for his personal safety following recent events, Mr. Smith will not be attending either the Halliburton or the State Street annual meetings, both scheduled to take place tomorrow. To the best of Mr. Smith's knowledge and belief, those two annual meetings have NEVER BEFORE coincided.

Mr. Smith and his partner have also called for investigations into State Street's role in the Enron matter. Each has cited concerns over former Bush Labor Secretary Elaine Chao's role in appointing State Street (on an "emergency basis") as the "special fiduciary" for the Enron pension plans. Smith notes that former Labor Solicitor Eugene Scalia - son of Associate Supreme Court Justice Antonin Scalia - personally filed the brief to appoint State Street.

"State Street was chosen as the trustee for the Resolution Trust after the last Bush Banking Crisis," Smith notes. "Its asset-backed securities and commercial paper conduits lie at the heart of the present Bush Banking Crisis."

Supreme Court Brief Filed Last Month Seeking Direct Review:
Smith lists Senior Bush Administration Officials, Internet/Phone Service Providers,
Halliburton, and State Street

Copies of the Supreme Court brief may be obtained by calling the Supreme Court's public information office. Mr. Smith will also make copies of the brief available, at no charge, upon the written request of any State Street shareholder or member of the public at large.

Calls on Directors to Postpone Meeting for a Minimum of Thirty Days

Smith called today for the Directors of State Street to open an independent investigation into the illegal use of pretexting, private investigators, coordination with senior Bush Administration officials, and other means to obtain, disclose, or use personal information about him, his partner, and their respective families, in an attempt to discredit or defame him, and/or to dissuade members of the mainstream media from reporting facts pertaining to these matters.

Meanwhile, Smith calls upons the Directors to exercise their lawful powers to postpone tomorrow's meeting for a minimum of thirty days, so that he may present his evidence to them directly, to inform said independent review.

Pattern and Practice of Pretexting and Intimidating Whistleblowers

"What has been done to my partner and me has been done to other whistleblowers as well, such as Bunny Greenhouse," Smith states. "The Rovian divide and conquer tactics of the last 8 years must come to an end. Each of us whistleblowers has a piece of the puzzle. Congressional staffers, lawmakers, and professional journalists should not hesitate to hear us out just because they've been bamboozled by dossiers of selective information about some of us. That's what Big Tobacco tried to do to Jeffrey Wigand, after all. The more damning the dossier, the more likely it is that the whistleblower in question has something of import to share with The American Public. Karl Rove's tactics are shopworn, threadbare, and must make Lee Atwater laugh at him from the Great Beyond."

Smith concludes: "Knowing full well that my communications were being monitored since going public against State Street and Halliburton, I have deliberately gone onto such unsavory locations as gay chat rooms. The dossier that Bush Administration officials compiled on me is replete with false information I intentionally fed them. They, in turn, used that false information to try to keep a lid on the allegations I've made, while also pretexting me (on an ongoing basis that continues into the present), to obtain additional information."

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Editor's Note: David A. Smith is a graduate of Woodrow Wilson High School in Beckley, West Virginia, graduating one year behind Morgan Spurlock (Acadamy Award Nominated Director of SuperSize Me, which looked into McDonald's). Smith was admitted to Harvard College, early admission, is a member of the Class of 1994, and graduated with an AB in Government in 1996. Smith is also a recipient of the following honors and awards: American Academy of Achievement (ironically sponsored by the Milken Family Foundation), Robert C. Byrd Scholar, United Mine Workers of America/Lorin E. Kerr Scholar, William Randolph Hearst United States Senate Youth Scholar, and Century III Leadership Scholar. Smith lives in Alexandria, Virginia with his domestic partner of nearly 15 years, Patrick Jorstad. Jorstad and/or Smith have attended every State Street Annual Meeting since 1998, sponsoring and/or co-sponsoring numerous measures aimed at reforming the corporate governance practices of the conflict-riddled Board of Directors.

Important Information: David A. Smith plans to file a proxy statement with the Securities and Exchange Commission relating to a solicitation of proxies from the stockholders of State Street Corporation in connection with the 2009 Annual Meeting, currently scheduled to be held on May 20, 2009. STATE STREET SHAREHOLDERS ARE ADVISED TO READ THAT PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement, along with any other relevant documents that are filed, will be available for free at the SEC's website, www.sec.gov. Mr. Smith was the beneficial owner of 100 shares of State Street Corporation's common stock, as of March 13, 2009 (the record date fixed by the State Street Board of Directors for owners entitled to vote at the 2009 Annual Meeting).